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                                                                    Exhibit 99





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                LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    Year ended December 31, 1993
                                            --------------------------------------------------------------------------
                                                                            Adjustments
                                                            -----------------------------------------
                                                                                          Concurrent
Revenues                                    Historical      Shearson         SLHMC       Transactions        Pro forma
                                            ----------      --------         -----       ------------        ---------
   Market making and principal
      transactions                            $ 1,967       $  (323) (a)                                     $1,644
   Investment banking                             972          (170) (a)                                        802
   Commissions                                  1,316          (828) (a)                                        488
   Interest and dividends                       5,840          (148) (a)      $  (13) (d)                     5,679
   Other                                          491          (356) (a)         (56) (d)                        79
                                               ------        ------            -----          -----           -----
       Total revenues                          10,586        (1,825)             (69)                         8,692
   Interest expense                             5,368          (116) (a),(b)      (7) (d)    $  (42) (f)      5,203
                                               ------        ------            -----          -----           -----
       Net revenues                             5,218        (1,709)             (62)            42           3,489
                                               ------        ------            -----          -----           -----
Non-interest expenses
   Compensation and benefits                    2,989        (1,147) (a)         (17) (d)                     1,825
   Communications                                 318          (126) (a)          (4) (d)                       188
   Occupancy and equipment                        254          (104) (a)          (3) (d)                       147
   Professional services                          203           (40) (a)          (2) (d)                       161
   Advertising and market
      development                                 161           (33) (a)          (1) (d)                       127
   Depreciation and amortization                  157           (44) (a)                                        113
   Brokerage, commissions and
      clearance fees                              140            32  (a)                                        172
   Other                                          282          (110) (a)         (35) (d)                       137
   Loss on sale of Shearson                       535          (535) (a)
   Reserves for non-core businesses               152                           (120) (e)                        32
                                               ------        ------            -----          -----           -----
        Total non-interest expenses             5,191        (2,107)            (182)                         2,902
                                               ------        ------            -----          -----           -----
Income from continuing operations
   before taxes                                    27           398              120             42             587
   Provision for (benefit from)
      income taxes                                318          (157) (a),(c)      41 (e)         17 (c)         219
                                               ------        ------            -----          -----           -----
Income (loss) from continuing
   operations                                    (291)          555               79             25             368
                                               ------        ------            -----          -----           -----
Preferred stock dividends                          48                                            (6) (g)         42
                                               ------        ------            -----          -----           -----
Income (loss) from continuing
   operations applicable to
   Common Stock                               $  (339)      $   555           $   79         $   31          $  326
                                               ======        ======            =====          =====           =====

Number of shares used in earnings
   per share computation (h)                                                                                  110.9
                                                                                                              =====
Pro forma earnings per common share                                                                          $ 2.94
                                                                                                              =====

           See notes to pro forma consolidated financial statements.



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                LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    Six months ended June 30, 1994
                                                      ---------------------------------------------------------
                                                                                          Pro Forma
                                                                             ----------------------------------
                                                      Actual                 Adjustments                 Total
                                                      ------                 -----------                -------
Revenues
   Market making and principal
      transactions                                     $  802                  $                         $  802

   Investment banking                                     326                                               326
   Commissions                                            258                                               258
   Interest and dividends                               3,226                                             3,226
   Other                                                   30                                                30
                                                        -----                   -----                     -----
       Total revenues                                   4,642                                             4,642
   Interest expense                                     3,098                     (18)(f)                 3,080
                                                        -----                   -----                     -----
       Net revenues                                     1,544                      18                     1,562
                                                        -----                   -----                     -----
Non-interest expenses
   Compensation and benefits                              814                                               814
   Communications                                         101                                               101
   Brokerage, commissions and
      clearance fees                                       95                                                95
   Occupancy and equipment                                 85                                                85
   Professional services                                   89                                                89
   Advertising and market
      development                                          63                                                63
   Depreciation and amortization                           65                                                65
   Other                                                   61                                                61
   Severance charge                                        33                                                33
   Spin-off expenses                                       15                     (15)(i)
                                                        -----                   -----                     -----
        Total non-interest expenses                     1,421                     (15)                    1,406
                                                        -----                   -----                     -----
Income before taxes and cumulative
  effect of change in accounting principle                123                      33                       156
   Provision for income taxes                              48                      10 (c)                    58
                                                        -----                   -----                     -----
Income before cumulative effect of
  change in accounting principle                           75                      23                        98
                                                        -----                   -----                     -----
Preferred stock dividends                                  19                       2 (g)                    21
                                                        -----                   -----                     -----
Income before cumulative effect of change
  in accounting principle applicable to
  common stock                                         $   56                  $   21                    $   77
                                                        =====                   =====                     =====

Number of shares used in earnings
   per share computation (h)                                                                              110.9
                                                                                                          =====

Pro forma earnings per common share                                                                      $  .69
                                                                                                          =====

           See notes to pro forma consolidated financial statements.

                LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


1.  Basis of Reporting

         The pro forma financial data has been prepared by the Company based on certain adjustments to the consolidated financial statements of the Company. The pro forma statements of operations reflect adjustments for Shearson, SLHMC, the Concurrent Transactions and the Stock Award Program as if such transactions had occurred on the first day of the period reported on.

         The pro forma financial data does not purport to present the results of operations of the Company had the Shearson, SLHMC, Concurrent and Stock Award Program Transactions actually occurred as of such dates, nor is it necessarily indicative of results of operations that may be achieved in the future.

        To broaden and increase the level of employee ownership in Holdings, the Compensation Committee approved the Stock Award Program pursuant to which it awarded, subject to vesting provisions and transfer restrictions, 5.2 million Employee RSUs and determined to award the Executive RSUs to the executive officers of Lehman Brothers if certain performance goals are achieved. The Employee RSUs and the Executive RSUs will comprise part of the bonuses awarded for 1994. Stockholders' equity will increase by approximately $78 million with an offsetting decrease in accrued liabilities with respect to the award of the Employee RSUs; however, the number of Executive RSUs to be awarded, if any, will be determined upon completion of the performance period. Holdings will meet the share requirements for the Stock Award Program and other Common Stock based compensation and benefit plans by repurchasing shares in the open market or issuing such shares.

PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

   The pro forma adjustments to the statement of operations give effect to the items described below:

   (a) The elimination of revenues and expenses of Shearson and the loss on the sale of Shearson in 1993. Also eliminated is the income tax expense of $149 million related to these items.

   (b) Elimination of interest expense of approximately $52 million resulting from the utilization of cash proceeds from the sales of The Boston Company, Shearson and SLHMC to reduce the Company's commercial paper, short-term debt and senior notes, offset by additional interest expense of $72 million allocated to Shearson and SLHMC for the carrying costs of buildings, improvements and equipment and certain acquisition-related debt, which is not directly eliminated by the Primerica Transaction or the sale of SLHMC other than through the utilization of available sales proceeds.

   (c) Adjustment (b) above and (f) below, tax effected at an assumed rate of 40% plus the actual tax expense on (i) below.

   (d)   The elimination of the revenues and expenses of SLHMC.

   (e) The elimination of the reserves related to the sale of SLHMC and the related income tax benefit of $41 million.